Exhibit 5.1

[Calfee, Halter & Griswold LLP Letterhead]

February 19, 2015

FirstEnergy Corp.

76 South Main Street

Akron, Ohio 44308

We are familiar with the proceedings taken and proposed to be taken by FirstEnergy Corp., an Ohio corporation (the “Company”), with respect to 5,500,000 shares of the Company’s common stock, par value $0.10 per share (the “Common Shares”), to be offered and sold from time to time in accordance with the terms of the FirstEnergy Corp. Savings Plan (the “Plan”). As counsel for the Company, we have assisted in preparing a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission in connection with the registration of the Common Shares under the Securities Act of 1933, as amended (the “Securities Act”).

In this connection, we have examined such documents, records and matters of law as we have deemed necessary or advisable to render the opinion contained herein. In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the Laws of the State of Ohio and the federal laws of the United States of America.

It is understood that this opinion is to be used only in connection with the offer and sale of the Common Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Based on the foregoing, we are of the opinion that the Common Shares have been duly authorized for issuance and, when the Common Shares are issued and paid for in accordance with the terms and conditions of the Plan, the Common Shares will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Calfee, Halter & Griswold LLP